UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2013

METALS USA HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34685	20-3779274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 E. Commercial Blvd., Suite 905

Fort Lauderdale, Florida 33308

(Address of principal executive offices) (Zip Code)

(954) 202-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

This Form 8-K is being filed in connection with a memorandum of understanding (a “memorandum of understanding”) regarding the settlement of certain litigation relating to, among other things, the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 6, 2013, by and among Reliance Steel & Aluminum Co., a California corporation (“Reliance”), RSAC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Reliance (“Merger Sub”) and Metals USA Holdings Corp., a Delaware corporation (“Metals USA”) providing for the merger (the “Merger”) of Merger Sub with and into Metals USA with Metals USA surviving as a wholly-owned subsidiary of Reliance.

As previously disclosed in the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) by Metals USA on March 11, 2013 (the “proxy statement”), putative class action lawsuits challenging the proposed transaction have been filed on behalf of Metals USA stockholders in Florida state court and federal court. The actions are captioned Edwards v. Metals USA Holdings Corp. et al., No. CACE13003979 (Fla. Cir. Ct. Broward County) and Savior Associates v. Goncalves, et al., No. 0:13-cv-60492 (S.D. Fla.), respectively.

On April 3, 2013, solely to avoid the costs, risks, and uncertainties inherent in litigation and without admitting any liability or wrongdoing, Metals USA and the other named defendants in the Edwards action entered into a memorandum of understanding with the plaintiff in the Edwards action to settle the case.

The defendants believe that no further disclosure is required to supplement the proxy statement under applicable laws; however, to avoid the risk that the litigation may delay or otherwise adversely affect the consummation of the Merger and to minimize the expense of defending such action, Metals USA has agreed, pursuant to the terms of the proposed settlement, to make certain supplemental disclosures related to the proposed Merger, all of which are set forth below. The memorandum of understanding contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to Metals USA’s stockholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Circuit Court for the Seventeenth Judicial Circuit in and for Broward County, Florida (the “court”) will consider the fairness, reasonableness, and adequacy of the settlement. If the settlement is finally approved by the court, it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed Merger, the Merger Agreement, and any disclosure made in connection therewith (but excluding claims for appraisal under Section 262 of the Delaware General Corporation Law), among other claims. In addition, in connection with the settlement, the parties contemplate that plaintiff’s counsel will file a petition in the court for an award of attorneys’ fees and expenses to be paid by Metals USA or its successor, which the defendants may oppose. Metals USA or its successor will pay or cause to be paid any attorneys’ fees and expenses awarded by the court. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.

SUPPLEMENT TO PROXY STATEMENT

In connection with the settlement of the outstanding stockholder suit in the Circuit Court for the Seventeenth Judicial Circuit in and for Broward County, Florida as described in this Form 8–K, Metals USA has agreed to make these supplemental disclosures to the proxy statement. This supplemental information should be read in conjunction with the proxy statement, which should be read in its entirety. Page references in the below disclosures are to the proxy statement, and defined terms used but not defined herein have the meanings set forth in the proxy statement.

The Merger – Background of the Merger

The section of the proxy statement “The Merger – Background of the Merger” beginning on page 20 is hereby amended and supplemented as follows:

In the first sentence of the second full paragraph beginning on page 24, the words “approximately 30” are hereby added directly before the words “other metal service companies” and the words “approximately 37” are hereby added directly before the words “private equity investors”.

The following sentence is hereby added directly following the first sentence of the second full paragraph beginning on page 24:

These prospective buyers were selected based on their likely level of interest in acquiring Metals USA and their potential ability to pursue a transaction with Metals USA (including financial capacity to pursue a transaction).

The Merger – Opinion of Financial Advisors

The section of the proxy statement “The Merger – Opinion of Financial Advisors” beginning on page 28 is hereby amended and supplemented as follows:

The disclosure under the caption “Comparison of Current Trading Multiples” on pages 30-31 is hereby deleted and replaced with the following:

Comparison of Current Trading Multiples. Goldman Sachs reviewed and compared certain financial information, ratios and multiples for Metals USA to corresponding financial information, ratios and multiples for the following publicly traded corporations in the metals industry:

•	A.M. Castle & Co. (CAS)

•	Olympic Steel, Inc. (ZEUS)

•	Reliance Steel & Aluminum Co. (RS)

•	Russel Metals, Inc. (RUS)

•	Worthington Industries, Inc. (WOR)

Although none of the selected companies is directly comparable to Metals USA, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Metals USA.

Goldman Sachs calculated and compared various financial multiples and ratios based on information it obtained from SEC filings, estimates from the Institutional Brokers’ Estimate System, which we refer to in this section as IBES, the Management Case and Bloomberg market data and market information as of February 4, 2013. With respect to each of the selected companies and Metals USA, Goldman Sachs calculated the enterprise value as a multiple of estimated earnings before interest, taxes and depreciation and amortization (EBITDA), for calendar years 2013 and 2014, respectively. The results of these analyses are summarized as follows:

Enterprise value as a multiple of EBITDA:	Selected Companies						Metals USA (IBES)	Metals USA (Management Case)
	CAS	ZEUS	RS	RUS	WOR	Median

CY2013E	7.5x	8.0x	6.9x	7.4x	11.2x	7.7x	6.6x	6.9x

CY2014E	5.9x	6.9x	6.2x	6.5x	9.6x	6.7x	6.0x	6.7x

With respect to each of the selected companies and Metals USA, Goldman Sachs also calculated the estimated price-to-earnings ratios, calculated as the closing price of shares of the applicable company’s common stock as of February 4, 2013, divided by its estimated earnings per share, for calendar years 2013 and 2014, respectively. The results of these analyses are summarized as follows:

Price-to- earnings ratio:	Selected Companies						Metals USA (IBES)	Metals USA (Management Case)
	CAS	ZEUS	RS	RUS	WOR	Median

CY2013E	20.9x	12.2x	10.7x	12.5x	12.8x	12.6x	9.3x	9.7x

CY2014E	11.9x	9.2x	9.5x	10.9x	11.4x	11.2x	7.7x	8.8x

Under the caption “Illustrative Present Value of Future Share Price Analysis”, the following sentence is added directly before the last sentence of the first full paragraph beginning on page 32:

In deriving a discount rate of 12.5% for the purposes of this analysis, Goldman Sachs utilized the Capital Asset Pricing Model, which takes into account certain company-specific metrics, including the company’s target capital structure and historical beta, as well as certain financial metrics for the United States financial markets generally.

Under the caption “Illustrative Discounted Cash Flow Analysis”, the current third through eighth sentences of the last paragraph beginning on page 32 are hereby deleted and replaced with the following :

In addition, in calculating the estimated unlevered free cash flows, stock-based compensation expense was treated as a cash expense. The cash flows were discounted to present value using illustrative discount rates ranging from 9.0% to 10.0% reflecting estimates of Metals USA’s weighted average cost of capital. In deriving the range of illustrative discount rates of 9.0% to 10.0% for the purposes of this analysis, Goldman Sachs utilized the Capital Asset Pricing Model, which takes into account certain company-specific metrics, including the company’s target capital structure, the cost of long-term debt, after-tax yield on permanent excess cash, if any, forecast tax rate and historical beta, as well as certain financial metrics for the United States financial markets generally. Goldman Sachs then calculated an illustrative range of terminal values for Metals USA using the perpetuity growth method as of December 31, 2017. In calculating the illustrative terminal values, Goldman Sachs first calculated an illustrative range of terminal year unlevered free cash flows. To calculate the illustrative terminal year unlevered free cash flows, Goldman Sachs assumed that the pre-tax operating profit margin, tax rate, depreciation and net working capital balance as a proportion of sales were all consistent with the Management Case for 2017. Goldman Sachs then applied illustrative perpetuity growth rates ranging from 1.5% to 3.5% to the 2017 revenues per the Management Case and adjusted capital expenditures to be equal to depreciation. Goldman Sachs next divided the terminal year free cash flows by the illustrative discount rates less the illustrative perpetuity growth rates to arrive at a range of illustrative terminal values for Metals USA. Goldman Sachs also calculated the EBITDA multiples that were implied by such range of growth rates and discount rates applied to the terminal year cash flows, which resulted in a range of 6.4x to 8.6x. These terminal values were then discounted from 2017 to present using the range of illustrative discount rates, described above.

Under the caption “Summary of Selected Precedent Transactions” the table located at the bottom of page 33 and showing Implied Enterprise Value / Last Twelve Months EBITDA for selected transactions is hereby deleted and replaced with the following table:

Selected Transactions
Acquiror	Target	Implied Enterprise Value / Last Twelve Months Revenue

Ryerson Tull	Integris Metals	6.3x

Apollo	Metals USA	4.2x

Reliance	Earle M. Jorgensen	5.6x

Symmetry Holdings	Novamerican Steel	7.6x

Platinum Equity	Ryerson	7.7x

Reliance	PNA Group	6.2x

Kloeckner & Co.	Macsteel	7.0x

Median		6.3x

The following sentence is hereby added directly after the fourth sentence of the paragraph beginning “Goldman Sachs and its affiliates…” at the bottom of page 34:

During the two year period ended February 6, 2013, the Investment Banking Division of Goldman Sachs has received compensation for services provided to Metals USA and its subsidiaries of approximately $560,000.

The following sentence is hereby added directly after the current fifth sentence of the paragraph beginning “Goldman Sachs and its affiliates…” at the bottom of page 34:

During the two year period ended February 6, 2013, the Investment Banking Division of Goldman Sachs has received compensation for services provided to Reliance and its affiliates of approximately $180,000.

The following sentence is hereby added directly after the current sixth sentence of the paragraph beginning “Goldman Sachs and its affiliates…” at the bottom of page 34:

During the two year period ended February 6, 2013, the Investment Banking Division of Goldman Sachs has received compensation for services provided to Apollo Global Management, LLC, and its affiliates and portfolio companies (other than Metals USA and its subsidiaries) in excess of $80 million.

Under the caption “Comparable Companies Analysis”, the paragraph beginning “These companies included…” on page 38 is hereby deleted and replaced with the following:

These companies included the following:

•	A.M. Castle & Co. (CAS)

•	Olympic Steel, Inc. (ZEUS)

•	Reliance Steel & Aluminum Co. (RS)

•	Russel Metals, Inc. (RUS)

•	Worthington Industries, Inc. (WOR)

The following table sets forth the underlying data used in this analysis:

	EBITDA Margin			Revenue Growth
Comparable Companies	CY2012E	CY2013E	CY2014E	CY2012E	CY2013E	CY2014E
A.M. Castle & Co.	6.3%	7.0%	8.4%	9.1%	6.4%	5.7%

Metals USA	7.4%	8.0%	8.3%	6.3%	4.9%	6.8%

Olympic Steel, Inc.	3.6%	4.3%	4.8%	11.7%	4.1%	3.6%

Reliance Steel & Aluminum Co.	9.4%	10.0%	10.5%	4.5%	5.6%	4.8%

Russel Metals, Inc.	6.9%	7.6%	7.9%	10.0%	17.2%	9.3%

Worthington Industries, Inc.	10.6%	11.7%	12.8%	6.3%	5.4%	5.1%

Under the caption “Comparable Companies Analysis”, the table showing 2013E and 2014E AV/EBITDA on page 38 is hereby deleted and replace with the following table:

Comparable Companies
	CAS	ZEUS	RS	RUS	WOR	Median	Mean
2013E AV/EBITDA	7.5x	8.0x	7.1x	7.4x	8.1x	7.5x	7.6x

2014E AV/EBITDA	6.0x	6.9x	6.4x	6.5x	7.1x	6.5x	6.6x

Under the caption “Precedent Transactions Analysis”, the first sentence of the first paragraph beginning on page 40 is hereby deleted and replaced with the following:

Although none of the selected precedent transactions is directly comparable to the transactions contemplated by the merger agreement, the target companies that participated in the selected precedent transactions are publicly traded companies with operations and/or other criteria, such as lines of business, markets, business risks, growth prospects, maturity of business and size and scale of business, that for purposes of its analysis Morgan Stanley considered similar to Metals USA.

Under the caption “Discounted Cash Flow Analysis”, the third and fourth sentences of the second paragraph beginning on the page 40 are hereby deleted and replaced with the following:

Morgan Stanley calculated the net present value of unlevered free cash flows, defined as earnings before interest less taxes, plus depreciation and amortization less capital expenditures, and less increases or plus decreases in accounts receivable, inventory, other current assets, accounts payable, accrued expenses and other current liabilities, respectively, for Metals USA for calendar years 2013 through 2017 and calculated terminal values based on a terminal exit multiple of next 12 months EBITDA ranging from 6.0x to 7.0x. In addition, in calculating the unlevered free cash flows, stock-based compensation was not included in such calculation. These values were then discounted to present values as of December 31, 2012 by assuming a mid-year convention and assuming a range of discount rates of 8.0% to 9.0%, which was selected based on Morgan Stanley’s professional judgment and taking into consideration, among other things, a weighted average cost of capital calculation and Metals USA’s assumed cost of equity calculated using a capital asset pricing model (which takes into account a predicted beta for Metals USA as well as certain financial metrics for the United States equity markets).

The following paragraph is hereby added directly after the second full paragraph beginning on page 40:

Leveraged Buyout Analysis. Morgan Stanley performed a hypothetical leveraged buyout analysis to determine the prices at which a financial sponsor might effect a leveraged buyout of Metals USA. Morgan Stanley assumed a transaction date of December 31, 2012 and a 5-year investment period ending on December 31, 2017. Morgan Stanley also assumed a multiple of 5.0x for Metal USA’s ratio of total debt to calendar year 2012 estimated EBITDA and a range of 6.0x to 7.0x for the multiple of aggregate value over the next 12 months EBITDA on the exit date, which multiple and range of multiples were selected based on Morgan Stanley’s professional judgment and taking into consideration, among other things, Metal USA’s potential debt capacity. In preparing its analysis, Morgan Stanley relied upon the forecasts included in the Management Case. The implied acquisition price per share paid by the financial sponsor for purposes of this analysis was based on a target range of annualized internal rates of return for the financial sponsor of 17.5% to 22.5%. The resulting present value per share of Company common stock implied by this analysis was between $11.98 and $15.54.

Under the caption “General”, the sentence beginning “In the two years…” on page 41 is hereby deleted and replaced with the following:

In the two years prior to the date hereof, Morgan Stanley has provided (i) financing services to Metals USA, acting as a joint book-runner in connection with the public offering of 4,000,000 shares of Metals USA common stock in August, 2012, for which Morgan Stanley received customary fees in connection with the offering of approximately $200,000 and (ii) financial advisory and financing services to the Apollo Funds, and its affiliates and portfolio companies, including, among other assignments, acting (a) as financial advisor in the sale of Smart & Final in November 2012; the acquisition of Great Wolf Resorts in May 2012; the acquisition of Ascometal SA in October 2011; and the merger of SourceCorp with HOV Services in May 2011 and (b) in connection with providing financing services, acting as a co-manager of LyondellBasel Industries’ $3.0 billion senior notes offering in March 2012, lead manager in Charter Communications’ $670 million margin loan offering in January 2012, co-manager in Caesars Entertainment’s $1.25 billion senior notes offering in February 2012, lead manager in the initial public offering of Apollo Residential Mortgage in July 2011, and lead manager in Apollo’s $300 million senior notes offering for its Senior Floating Rate Fund in February 2011, and Morgan Stanley has received customary fees in connection with such services totaling in excess of $50 million.

The Merger – Certain Unaudited Prospective Financial Information Concerning Metals USA

The section of the proxy statement “The Merger – Certain Unaudited Prospective Financial Information Concerning Metals USA” beginning on page 41 is hereby amended and supplemented as follows:

The table and associated footnotes on page 42 are hereby deleted and replaced with the following:

    Prospective financial information (dollars in millions)

	Year Ending December 31,
	2013E	2014E	2015E	2016E	2017E
Net Sales	$2,050	$2,144	$2,245	$2,349	$2,457
Adjusted EBITDA (1)	163	167	174	182	189
Free Cash Flow (2)	68	35	51	61	65
Cash	15	15	15	15	26
Total Assets	1,000	1,043	1,072	1,098	1,135
Total Debt	395	368	325	272	225
Total Liabilities	628	601	555	500	451

(1)	Adjusted EBITDA (as defined in Metals USA’s credit agreement) is defined as earnings before interest, taxes, depreciation and amortization (EBITDA) further adjusted to exclude certain non-cash and non-recurring items specified in Metals USA’s credit agreement (including facility closure and severance costs and charges, and impairment charges, including the write-down of investments). EBITDA and Adjusted EBITDA are not defined terms under GAAP and should not be used as alternatives to net income as indicators of operating performance or to cash flow as measures of liquidity.

(2)	Free Cash Flow is defined as Adjusted EBITDA less cash interest, cash taxes and capital expenditures plus or minus expected changes in working capital. Free Cash Flow is not a defined term under GAAP and should not be used as an alternative to net income or as an indicator of operating performance or to cash flow as a measure of liquidity. Based on the prospective financial information provided by Metals USA and the effective tax rate imputed from that prospective financial information, Goldman Sachs calculated estimated unlevered free cash flows for the years 2013 through 2017 as follows: $75 million (2013E); $49 million (2014E); $66 million (2015E); $76 million (2016E); and $80 million (2017E). As noted above, in calculating the estimated unlevered free cash flows, Goldman Sachs treated stock-based compensation expense as a cash expense. Based on the prospective financial information provided by Metals USA and the effective tax rate imputed from that prospective financial information, Morgan Stanley calculated estimated unlevered free cash flows for the years 2013 through 2017 as follows: $80 million (2013E); $50 million (2014E); $68 million (2015E); $78 million (2016E); $82 million (2017E). As noted above, in calculating the estimated unlevered free cash flows, Morgan Stanley did not include stock-based compensation in such calculation.

Forward-Looking Statements

Certain statements in this Form 8-K may constitute “forward-looking” statements, as defined under the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “intends, “ “plans, “ “projects,” “believes,” “estimates,” “forecasts” and similar expressions are used to identify these forward-looking statements. Forward-looking statements in this Form 8-K include, but are not limited to, statements concerning the proposed merger transaction between Metals USA and Reliance. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements as a result of various important factors, including, but not limited to, those disclosed in Metals USA’s filings with the SEC. There can be no assurance that the proposed merger transaction will be consummated. As a result, these statements speak only as of the date that they were made, and Metals USA undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the proposed merger of Metals USA with a wholly-owned subsidiary of Reliance. Metals USA has filed with the SEC and furnished to its stockholders a definitive proxy statement regarding the proposed merger. Investors and security holders are urged to read the proxy statement and other documents relating to the merger because they contain important information. Investors and security holders may obtain a free copy of the proxy statement and other documents that Metals USA files with the SEC (when available) from the SEC’s website at www.sec.gov and Metals USA’s website at www.metalsusa.com. In addition, the proxy statement and other documents filed by Metals USA with the SEC (when available) may be obtained from Metals USA free of charge by directing a request to Metals USA Holdings Corp., Corporate Secretary, 2400 E. Commercial Blvd., Suite 905, Ft. Lauderdale, FL 33308, telephone: (954) 202-4000.

Metals USA and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Metals USA’s stockholders with respect to the proposed merger. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Metals USA’s Form 10-K, which was filed with the SEC on March 15, 2013. Additional information regarding the interests of such individuals in the proposed acquisition of Metals USA by Reliance is included in the proxy statement regarding the proposed merger. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Metals USA’s website at www.metalsusa.com.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2013

METALS USA HOLDINGS CORP.

By:	/s/ William A. Smith II
	Name:	William A. Smith II
	Title:	Senior Vice President, Chief Legal Officer and Secretary